Exhibit 3.1

                  CERTIFICATE OF AMENDMENT

                      TO THE CHARTER OF

                  MONONGAHELA POWER COMPANY


     B. H. Hayes, President, and C. S. Mullett, Secretary, of Monongahela Power Company, an Ohio Corporation (the Corporation), do hereby certify that the following resolutions were adopted under authority of the actions of the Board of Directors taken at the February 3, 1994 and April 28, 1994 meetings in accordance with Section 1701.70 of the Revised Code of Ohio:

     RESOLVED, that the second paragraph of subdivision (1) of Section
1.5 of the Charter of the Corporation is hereby amended in its entirety to read as follows:

          "90,000 shares of the Cumulative Preferred Stock shall be a series of said Cumulative Preferred Stock designated as the 4.40% Cumulative Preferred Stock; 40,000 shares of the Cumulative Preferred Stock shall be a series of the Cumulative Preferred Stock designated as the 4.80% Cumulative Preferred Stock, Series B; 60,000 shares of the Cumulative Preferred Stock shall be a series of the Cumulative Preferred Stock designated as the 4.50% Cumulative Preferred Stock, Series C; 50,000 shares of the Cumulative Preferred Stock shall be a series of the Cumulative Preferred Stock designated as the $6.28 Cumulative Preferred Stock, Series D; 50,000 shares of the Cumulative Preferred Stock shall be a series of the Cumulative Preferred Stock designated as the $7.36 Cumulative Preferred Stock, Series E; 50,000 shares of the Cumulative Preferred Stock shall be a series of the Cumulative Preferred Stock designated as the $8.80 Cumulative Preferred Stock, Series G; 50,000 shares of the Cumulative Preferred Stock shall be a series of the Cumulative Preferred Stock designated as the $7.92 Cumulative Preferred Stock, Series H; 100,000 shares of the Cumulative Preferred Stock shall be a series of the Cumulative Preferred Stock designated as the $7.92 Cumulative Preferred Stock, Series I; 150,000 shares of the Cumulative Preferred Stock shall be a series of the Cumulative Preferred Stock designated as the $8.60 Cumulative Preferred Stock, Series J; 500,000 shares of the Cumulative Preferred Stock shall be a series of the Cumulative Preferred Stock designated as the $7.73 Cumulative Preferred Stock, Series L."

     AND FURTHER RESOLVED, that Section 1.5 of the Charter of the
Corporation is hereby amended to add the following additional paragraph H to subdivision (4):

          "H. The following is a statement of the powers, preferences and rights of the $7.73 Cumulative Preferred
     Stock, Series L, to the extent not set forth elsewhere herein:

          (a) The annual rate of dividends payable on shares of such series shall be $7.73, and the date from which dividends shall be cumulative on all shares of such series issued prior to the record date for the first dividend on shares of such series shall be May 11, 1994.

          (b)  Before August 1, 2004, no shares of such series may be
          redeemed directly or indirectly.   On and after such date, the
          Corporation may redeem the shares of such series, as a whole or in part, at any time or from time to time, at the par value thereof;

          (c) The amount payable on shares of such series in the event of any voluntary liquidation, dissolution or winding up of the affairs of the Corporation and the amount payable on shares of such series in the event of any involuntary liquidation, dissolution, or winding up of the affairs of the Corporation shall be the par value thereof;

          (d) The holders of shares of such series shall not have the right to convert such shares into shares of the stock of the Corporation of any class or of any series of any class; and

          (e) The shares of such series shall not have any powers, preferences and rights other than as set forth in the Charter of the Corporation."

     IN WITNESS WHEREOF, B. H. Hayes, President, and C. S. Mullett, Secretary, of Monongahela Power Company, acting for and on behalf of the Corporation, have hereunto subscribed their names and caused the seal of the Corporation to be affixed this 4th day of May, of 1994.


                              MONONGAHELA POWER COMPANY



                              By:  B. H. HAYES
                                   B. H. Hayes
                                   President



[CORPORATE SEAL]



                              By:  C. S. MULLETT
                                   C. S. Mullett
                                   Secretary